UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 4, 2014, Jay K. Hennig, Corporate Vice President of Moog Inc. and President of Moog's Space and Defense Group, announced his decision to voluntarily resign from the Company to pursue other interests. The resignation is effective November 7, 2014. Mr. Hennig was elected Vice President of the Corporation in 2002 and was a Moog employee for over 30 years.
Mr. Hennig's responsibilities within the Space and Defense Group will transition immediately, on an interim basis, to Maureen Kraus Athoe. Ms. Athoe is a Certified Public Accountant and has over 30 years of experience at Moog, most recently as a Group Vice President and General Manager of the Space and Defense Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: November 7, 2014	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller